Exhibit 99.1

Patriot National Acquires Hospitality Supportive Systems and Selective Risk Management

FORT LAUDERDALE, FL., April 8, 2015 – Patriot National, Inc. (NYSE: PN), a national provider of outsourcing solutions to the insurance industry, announced today that it has acquired the assets of Hospitality Supportive Systems, a property and liability program administrator to the hospitality industry, and the assets of its claims service affiliate Selective Risk Management. The estimated maximum total purchase price is approximately $13.5 million, or approximately 5.0 times the calendar year 2014 EBITDA of each entity.

Hospitality Supportive Systems (HSS) is a managing general agent that designs and produces preferred insurance programs for the restaurant, bar and tavern industry nationwide. HSS will become part of TriGen Insurance Solutions, Patriot National’s multi-line specialty brokerage subsidiary, and will further expand Patriot’s reach into a broader base of commercial lines. Selective Risk Management will join Contego Services Group.

“The acquisitions of HSS and Selective Risk Management are consistent with our growth strategy to expand Patriot National’s fee-based product offerings beyond workers’ compensation,” said Steven M. Mariano, Chief Executive Officer of Patriot National. “HSS is our third program administrator acquisition in the last month that is focused on specialty property and casualty insurance, and we are very excited to welcome their team to the Patriot family. They bring many years of experience in the restaurant business and an outstanding reputation for cost-effective and comprehensive insurance coverage nationwide.

“These two companies provide a platform to expand our workers’ compensation solutions to the hospitality industry, develop new A+ carrier relationships, and extend a new line of service to our existing clients. As with our other recent acquisitions, we expect these deals to be immediately accretive to EBITDA,” Mariano added.

About Patriot National

Patriot National is a national provider of comprehensive outsourcing solutions within the workers’ compensation marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, technology outsourcing, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with nine regional offices around the country.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “will,” “plan,” and “expect,” or, in each case, their negative or other variations or comparable terminology. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including the impact of the transaction on EBITDA, the Company’s customer base and its operations, as well as the matters discussed under “Risk Factors” in its Annual Report on Form 10-K for

Patriot National, Inc.

the fiscal year ended December 31, 2014. Although the Company bases these forward-looking statements on assumptions that it believes are reasonable when made, it cautions the reader that forward-looking statements are not guarantees of future performance and that its actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement made in this press release speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Lisa Mueller, (310) 622-8231

Paige Hart, (310) 622-8244

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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